NEWS RELEASE

Investor Contact Graham Sones, VP – Investor Relations ir@kodiakgas.com (936) 755-3529

Kodiak Gas Services Announces Third Quarter 2024 Financial Results Including Record Quarterly Adjusted EBITDA and Free Cash Flow

THE WOODLANDS, Texas — November 6, 2024 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the quarter ended September 30, 2024, updated full-year 2024 guidance and provided an early outlook on 2025 Adjusted EBITDA(1).

Third Quarter 2024 and Recent Highlights
•Contract Services segment revenue and Adjusted Gross Margin Percentage(1) were $284.3 million and 66.0%, respectively
•Net loss of $6.2 million included a $9.9 million long-lived asset impairment, a $10.4 million loss on asset sales and a $20.3 million non-cash, mark-to-market loss on interest rate hedges
•Record quarterly Adjusted EBITDA of $168.4 million
•Record quarterly Free Cash Flow(1) of $52.5 million
•Deployed 50,000 horsepower of new large horsepower compression units
•Divested approximately 95,000 horsepower of small horsepower compression units both in the U.S and internationally
•Fleet utilization ended the third quarter at 96.4%, a sequential increase of 2.1%
•Repurchased one million shares for $25 million
•Raised full-year 2024 Adjusted EBITDA guidance to a range of $600 to $610 million, a $10 million increase to the low end of the range

2025 Early Outlook

•Providing full-year 2025 Adjusted EBITDA early outlook range of $675 to $725 million

"We delivered an outstanding third quarter with new quarterly records in revenue, adjusted EBITDA and free cash flow," stated Mickey McKee, Kodiak’s President and Chief Executive Officer. "I could not be more proud of the progress we have made improving margins through the realization of cost synergies, increased fleet utilization and favorable contract compression market pricing.
"During the quarter, we successfully completed the sale of over 2,000 small horsepower units and exited Canada, high-grading our fleet and simplifying our business. Our high-quality, large horsepower asset base continues to be in high demand and puts us in a position to drive further improvements in margins and cash flow. Our new unit deliveries are effectively fully contracted through 2025. The positive compression market outlook along with our solid execution gives us confidence to raise the low end of our 2024 Adjusted EBITDA guidance range and provide an early outlook on 2025 Adjusted EBITDA."
(1) Adjusted EBITDA, Adjusted Gross Margin Percentage and Free Cash Flow are Non-GAAP Financial Measures. Definitions and reconciliations to the most comparable GAAP financial measure are included herein.

Third Quarter 2024 Financial Results
Net loss for the third quarter of 2024 was $6.2 million, compared to net income of $21.8 million in the third quarter of 2023. Net loss for the third quarter of 2024 included a $9.9 million long-lived asset impairment, a $10.4 million loss on the sale of assets and a $20.3 million non-cash, mark-to-market loss on interest rate hedges. Adjusted EBITDA for the third quarter of 2024 was $168.4 million, compared to $110.1 million in the third quarter of 2023.
Segment Information
Contract Services segment revenue was $284.3 million in the third quarter of 2024, a 52% increase compared to $186.7 million in the third quarter of 2023. Contract Services segment gross margin was $114.2 million in the third quarter of 2024, compared to $75.1 million in the third quarter of 2023. Contract Services segment Adjusted Gross Margin was $187.7 million in the third quarter of 2024, a 55% increase compared to $121.2 million in the third quarter of 2023.
Other Services segment revenue was $40.3 million in the third quarter of 2024, compared to $44.3 million in the third quarter of 2023. Other Services segment gross margin and Adjusted Gross Margin were each $7.7 million in the third quarter of 2024, compared to $5.5 million in the third quarter of 2023.
Long-Term Debt and Liquidity
Total debt outstanding was $2.6 billion as of September 30, 2024, comprised primarily of borrowings on the ABL Facility and senior notes due 2029. At September 30, 2024, the Company had $305.9 million available on its ABL Facility, and our credit agreement leverage ratio was 3.9x.

Summary Financial Data
(in thousands, except percentages)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Total revenues	$324,647	$309,653	$230,983
Net income (loss)	$(6,211)	$6,713	$21,766
Adjusted EBITDA (1)	$168,374	$154,342	$110,067
Adjusted EBITDA percentage (1)	51.9%	49.8%	47.7%

Contract Services revenue	$284,313	$276,250	$186,673
Contract Services Adjusted Gross Margin (1)	$187,696	$176,917	$121,203
Contract Services Adjusted Gross Margin Percentage (1)	66.0%	64.0%	64.9%

Other Services revenue	$40,334	$33,403	$44,310
Other Services Adjusted Gross Margin (1)	$7,660	$5,467	$5,490
Other Services Adjusted Gross Margin Percentage (1)	19.0%	16.4%	12.4%

Maintenance capital expenditures	$21,553	$19,147	$12,312
Growth capital expenditures (2)	$65,115	$90,390	$55,671

Discretionary Cash Flow (1)	$103,049	$90,617	$63,044
Free Cash Flow (1)	$52,500	$638	$7,373
(1)Adjusted EBITDA, Adjusted EBITDA Percentage, Adjusted Gross Margin, Adjusted Gross Margin Percentage, Discretionary Cash Flow and Free Cash Flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(2)For the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, growth capital expenditures include a non-cash increase in the sales tax accrual on compression equipment purchases of $1.7 million, $19.8 million and $0.3 million, respectively. These accrual amounts are estimated based on the best-known information as it relates to open audit periods with the state of Texas.

Summary Operating Data
(as of the dates indicated)

	September 30, 2024	June 30, 2024	September 30, 2023
Fleet horsepower (1)	4,417,687	4,481,900	3,213,096
Revenue-generating horsepower (2)	4,259,843	4,224,839	3,210,076
Fleet compression units	5,297	7,317	3,051
Revenue-generating compression units	4,757	5,753	3,034
Revenue-generating horsepower per revenue-generating compression unit (3)	895	734	1,058
Fleet utilization (4)	96.4%	94.3%	99.9%

(1)Fleet horsepower includes owned horsepower excluding 46,313, 27,663 and 31,520 of non-marketable or obsolete horsepower as of September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
(2)Revenue-generating horsepower includes fleet horsepower that is (x) under contract, operating and generating revenue or (y) under contract or subject to a firm commitment with a customer and available to be deployed.
(3)Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)Fleet utilization is calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower.

Full-Year 2024 Guidance
Kodiak is providing revised guidance for the full year 2024. The full-year 2024 guidance below incorporates three quarters of the financial impact of the CSI Acquisition that closed on April 1, 2024. Amounts below are in thousands except percentages.

	Full-Year 2024 Guidance
	Low	High
Adjusted EBITDA (1)	$600,000	$610,000
Discretionary Cash Flow (1)(2)	$365,000	$385,000

Segment Information
Contract Services revenues	$1,020,000	$1,040,000
Contract Services Adjusted Gross Margin Percentage (1)	64%	66%
Other Services revenues	$125,000	$135,000
Other Services Adjusted Gross Margin Percentage (1)	14%	17%

Capital Expenditures
Growth capital expenditures (3)	$210,000	$230,000
Maintenance capital expenditures	$60,000	$70,000

(1)The Company is unable to reconcile projected Adjusted EBITDA to projected net income (loss) and Discretionary Cash Flow to projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Discretionary Cash Flow guidance assumes no change to Secured Overnight Financing Rate futures.
(3)Growth capital expenditures guidance excludes (i) approximately $30 million in one-time capital expenditures related to the CSI Acquisition, (ii) a $20 million non-cash accrual for sales taxes on compression units purchased in prior years and (iii) proceeds from the sale of small horsepower compression units.

Conference Call
Kodiak will conduct a conference call on Thursday, November 7, 2024, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the quarter ended September 30, 2024. To listen to the call by phone, dial 877-407-4012 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.

About Kodiak
Kodiak is the largest contract compression services provider in the United States, serving as a critical link in the infrastructure that enables the safe and reliable production and transportation of natural gas and oil. Headquartered in The Woodlands, Texas, Kodiak provides contract compression and related services to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income (loss) before interest expense, net; income tax expense (benefit); and depreciation and amortization; plus (i) loss (gain) on derivatives; (ii) equity compensation expense; (iii) severance expenses; (iv) transaction expenses; and (v) loss (gain) on sale of assets. Adjusted EBITDA Percentage is defined as Adjusted EBITDA divided by total revenues. Adjusted EBITDA and Adjusted EBITDA Percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe Adjusted EBITDA and Adjusted EBITDA Percentage provide useful information to investors because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and net cash provided by operating activities are presented below.
Adjusted Gross Margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted Gross Margin Percentage is defined as Adjusted Gross Margin divided by revenues. We believe Adjusted Gross Margin and Adjusted Gross Margin Percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of Adjusted Gross Margin to gross margin are presented below.
Discretionary Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures;(ii) gain on sale of capital assets; (iii) certain changes in operating assets and liabilities; and (iv) certain other expenses; plus (x) cash loss on extinguishment of debt; and (y) transaction expenses. We believe Discretionary Cash Flow is a useful liquidity and performance measure and supplemental financial measure for us and our investors in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. Reconciliations of Discretionary Cash Flow to net income (loss) and net cash provided by operating activities are presented below.
Free Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) gain on sale of capital assets; (iii) certain changes in operating assets and liabilities; (iv) certain other expenses; and (v) net growth capital expenditures; plus (x) transaction expenses; and (y) proceeds from sale of capital assets. We believe Free Cash Flow is a liquidity measure and useful supplemental financial measure for us and investors in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. Reconciliations of Free Cash Flow to net income (loss) and net cash provided by operating activities are presented below.

Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings, including changes due to CSI Acquisition, and our ability to service our indebtedness; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) potential and pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close those transactions, our ability to finance such transactions and our ability to achieve the intended operational, financial and strategic benefits from any such transactions; (v) expected synergies and efficiencies to be achieved as a result of the CSI Acquisition; (vi) expectations regarding leverage and dividend profile as a result of the CSI Acquisition, including the amount and timing of future dividend payments; (vii) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (viii) production and capacity forecasts for the natural gas and oil industry; (ix) strategy for customer retention, growth, fleet maintenance, market position, and financial results; (x) our interest rate hedges; and (xi) strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Contract Services contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to successfully integrate any acquired business, including CSI Compressco, and realize the expected benefits thereof; (vii) our ability to fund purchases of additional compression equipment; (viii) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, inflation, and slow economic growth in the United States; (ix) tax legislation and administrative initiatives or challenges to our tax positions; (x) the loss of key management, operational personnel or qualified technical personnel; (xi) our dependence on a limited number of suppliers; (xii) the cost of compliance with existing governmental regulations and proposed governmental regulations, including climate change legislation; (xiii) the cost of compliance with regulatory initiatives and stakeholder pressures, including environmental, social and governance scrutiny; (xiv) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xv) our reliance on third-party components for use in our information technology systems; (xvi) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xvii) threats of cyber-attacks or terrorism; (xviii) agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions; (xix) volatility in interest rates; (xx) our ability to access the capital and credit markets or borrow on affordable terms to obtain additional capital that we may require; (xxi) the effectiveness of our disclosure controls and procedures; and (xxii) such other factors as discussed throughout the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission (“SEC”) and those risks disclosed in subsequent filings on Forms 10-Q and 8-K with the SEC, which can be obtained free of charge on the SEC’s website at http://www.sec.gov.

Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenues:
Contract Services	$284,313	$276,250	$186,673
Other Services	40,334	33,403	44,310
Total revenues	324,647	309,653	230,983
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below)
Contract Services	96,617	99,333	65,470
Other Services	32,674	27,936	38,820
Depreciation and amortization	73,452	69,463	46,087
Long-lived asset impairment	9,921	—	—
Selling, general and administrative	35,528	59,927	19,648
(Gain) loss on sale of property, plant and equipment	10,376	(1,173)	—
Total operating expenses	258,568	255,486	170,025
Income from operations	66,079	54,167	60,958
Other income (expenses):
Interest expense, net	(53,991)	(52,133)	(39,710)
Loss on extinguishment of debt	—	—	(6,757)
Gain (loss) on derivatives	(20,327)	6,797	15,141
Other income (expense), net	(156)	218	38
Total other expenses, net	(74,474)	(45,118)	(31,288)
Income (loss) before income taxes	(8,395)	9,049	29,670
Income tax expense (benefit)	(2,184)	2,336	7,904
Net income (loss)	(6,211)	6,713	21,766
Less: Net income (loss) attributable to noncontrolling interests	(563)	485	—
Net income (loss) attributable to common shareholders	$(5,648)	$6,228	$21,766

Earnings (loss) per share attributable to common shareholders:
Basic net earnings (loss) per share	$(0.07)	$0.07	$0.28
Diluted net earnings (loss) per share	$(0.07)	$0.06	$0.28
Basic weighted average shares of common stock outstanding	84,292,083	84,202,352	76,731,868
Diluted weighted average shares of common stock outstanding	84,292,083	90,669,239	76,899,483

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share data)

	As of September 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$7,434	$5,562
Accounts receivable, net	280,436	113,192
Inventories, net	118,085	76,238
Fair value of derivative instruments	4,110	8,194
Contract assets	13,491	17,424
Prepaid expenses and other current assets	19,801	10,353
Total current assets	443,357	230,963
Property, plant and equipment, net	3,406,325	2,536,091
Operating lease right-of-use assets, net	54,489	33,716
Finance lease right-of-use assets, net	4,702	—
Goodwill	413,532	305,553
Identifiable intangible assets, net	161,263	122,888
Fair value of derivative instruments	5,121	14,256
Deferred tax assets	17	—
Other assets	3,202	639
Total assets	$4,492,008	$3,244,106
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$85,848	$49,842
Accrued liabilities	192,762	97,078
Contract liabilities	70,178	63,709
Total current liabilities	348,788	210,629
Long-term debt, net of unamortized debt issuance cost	2,595,398	1,791,460
Operating lease liabilities	50,491	34,468
Finance lease liabilities	2,737	—
Deferred tax liabilities	94,231	62,748
Other liabilities	3,971	2,148
Total liabilities	$3,095,616	$2,101,453
Commitments and contingencies (Note 14)
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares of preferred stock authorized, 5,562,273 and zero shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	56	—
Common stock, par value $0.01 per share; 750,000,000 shares of common stock authorized, 84,509,612 and 77,400,000 shares of common stock issued as of September 30, 2024, and December 31, 2023, respectively	845	774
Additional paid-in capital	1,159,431	963,760
Treasury stock, at cost; 1,000,000 and zero shares as of September 30, 2024, and December 31, 2023, respectively	(25,000)	—
Noncontrolling interest	149,846	—
Retained earnings	111,214	178,119
Total stockholders’ equity	1,396,392	1,142,653
Total liabilities and stockholders’ equity	$4,492,008	$3,244,106

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$30,734	$26,940
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	189,859	136,414
Long-lived asset impairment	9,921	—
Equity compensation expense	12,064	3,452
Amortization of debt issuance costs	8,079	11,260
Non-cash lease expense	3,164	3,132
Provision for credit losses	4,625	2,047
Inventory reserve	476	375
(Gain) loss on sale of property, plant and equipment	9,203	(721)
Change in fair value of derivatives	13,219	13,551
Deferred tax provision	4,821	6,312
Loss on extinguishment of debt	—	4,359
Changes in operating assets and liabilities, exclusive of effects of business acquisition:
Accounts receivable	(126,941)	(21,371)
Inventories	(7,895)	1,174
Contract assets	3,934	(6,053)
Prepaid expenses and other current assets	(747)	(3,733)
Accounts payable	40,204	3,257
Accrued and other liabilities	9,593	8,497
Contract liabilities	5,068	14,807
Other assets	121	—
Net cash provided by operating activities	209,502	203,699
Cash flows from investing activities:
Net cash acquired in acquisition of CSI Compressco LP	9,458	—
Purchase of property, plant and equipment	(263,719)	(145,573)
Proceeds from sale of property, plant and equipment	14,977	1,055
Other	(35)	(45)
Net cash used in investing activities	(239,319)	(144,563)
Cash flows from financing activities:
Borrowings on debt instruments	2,297,435	756,418
Payments on debt instruments	(2,114,013)	(1,021,556)
Principal payments on other borrowings	(3,721)	—
Payment of debt issuance cost	(16,346)	(32,759)
Principal payments on finance leases	(870)	—
Proceeds from initial public offering, net of underwriter discounts	—	277,840
Offering costs	(1,162)	(9,247)
Loss on extinguishment of debt	—	(1,835)
Dividends paid to stockholders	(97,506)	—
Repurchase of common shares	(25,000)	—
Cash paid for shares withheld to cover taxes	(2,665)	—
Net effect on deferred taxes and taxes payable related to the vesting of restricted stock	418	—
Distribution to parent	—	(42,300)
Distributions to noncontrolling interest	(4,881)	—
Net cash provided by (used in) financing activities	31,689	(73,439)
Net increase (decrease) in cash and cash equivalents	1,872	(14,303)
Cash and cash equivalents - beginning of period	5,562	20,431
Cash and cash equivalents - end of period	$7,434	$6,128
Supplemental cash disclosures:
Cash paid for interest	$106,463	$173,006
Cash paid for taxes	$10,333	$5,946
Supplemental disclosure of non-cash investing activities:
(Increase) decrease in accrued capital expenditures	$2,961	$(6,498)
Supplemental disclosure of non-cash financing activities:
Dividends equivalent	$687	$—
Issuance of common shares in acquisition of CSI Compressco LP	$188,167	$—
Issuance of preferred shares and noncontrolling interest in acquisition of CSI Compressco LP	$154,118	$—
Non-cash debt novation	$—	$(689,829)
Non-cash loss on extinguishment of debt	$—	$(563)
Non-cash offering costs	$—	$(792)

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net income (loss)	$(6,211)	$6,713	$21,766
Interest expense, net	53,991	52,133	39,710
Income tax (benefit) expense	(2,184)	2,336	7,904
Depreciation and amortization	73,452	69,463	46,087
Long-lived asset impairment	9,921	—	—
Loss on extinguishment of debt	—	—	6,757
(Gain) loss on derivatives	20,327	(6,797)	(15,141)
Equity compensation expense (1)	3,905	5,311	2,544
Severance expense (2)	2,243	8,969	—
Transaction expenses (3)	2,554	17,387	440
(Gain) loss on sale of property, plant and equipment	10,376	(1,173)	—
Adjusted EBITDA	$168,374	$154,342	$110,067
Adjusted EBITDA Percentage	51.9%	49.8%	47.7%

(1)For the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, there were $3.9 million, $5.3 million and $2.5 million, respectively, of non-cash adjustments for equity compensation expense.
(2)For the three months ended September 30, 2024 and June 30, 2024 there were $2.2 million and $9.0 million, respectively, of severance expenses related to the CSI Acquisition. There were no such expenses for the three months ended September 30, 2023.
(3)Represents certain costs associated with non-recurring professional services, primarily related to the CSI Acquisition for the three months ended September 30, 2024 and June 30, 2024.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA
(in thousands; unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net cash provided by operating activities	$36,878	$121,082	$85,731
Interest expense, net	53,991	52,133	39,710
Income tax (benefit) expense	(2,184)	2,336	7,904
Deferred tax provision	2,283	(843)	(5,551)
Cash received on derivatives	(7,185)	(6,745)	(7,163)
Loss on extinguishment of debt	—	—	2,398
Severance expense (1)	2,243	8,969	—
Transaction expenses (2)	2,554	17,387	440
Other (3)	(4,685)	(7,605)	(3,705)
Change in operating assets and liabilities	84,479	(32,372)	(9,697)
Adjusted EBITDA	$168,374	$154,342	$110,067

(1)For the three months ended September 30, 2024 and June 30, 2024 there were $2.2 million and $9.0 million, respectively, of severance expenses related to the CSI Acquisition. There were no such expenses for the three months ended September 30, 2023.
(2)Represents certain costs associated with non-recurring professional services, primarily related to the CSI Acquisition for the three months ended September 30, 2024 and June 30, 2024.
(3)Includes amortization of debt issuance costs, non-cash lease expense, provision for credit losses and inventory reserve.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR CONTRACT SERVICES
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Total revenues	$284,313	$276,250	$186,673
Cost of sales (excluding depreciation and amortization)	(96,617)	(99,333)	(65,470)
Depreciation and amortization	(73,452)	(69,463)	(46,087)
Gross margin	$114,244	$107,454	$75,116
Gross margin percentage	40.2%	38.9%	40.2%
Depreciation and amortization	73,452	69,463	46,087
Adjusted Gross Margin	$187,696	$176,917	$121,203
Adjusted Gross Margin Percentage (1)	66.0%	64.0%	64.9%

(1)Calculated using Adjusted Gross Margin for Contract Services as a percentage of total Contract Services revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR OTHER SERVICES
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Total revenues	$40,334	$33,403	$44,310
Cost of sales (excluding depreciation and amortization)	(32,674)	(27,936)	(38,820)
Depreciation and amortization	—	—	—
Gross margin	$7,660	$5,467	$5,490
Gross margin percentage	19.0%	16.4%	12.4%
Depreciation and amortization	—	—	—
Adjusted Gross Margin	$7,660	$5,467	$5,490
Adjusted Gross Margin Percentage (1)	19.0%	16.4%	12.4%

(1)Calculated using Adjusted Gross Margin for Other Services as a percentage of total Other Services revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net income (loss)	$(6,211)	$6,713	$21,766
Depreciation and amortization	73,452	69,463	46,087
Long-lived asset impairment	9,921	—	—
Change in fair value of derivatives	27,512	(52)	(7,978)
Loss on extinguishment of debt	—	—	6,757
Deferred tax provision	(2,283)	843	5,551
Amortization of debt issuance costs	3,133	2,303	189
Equity compensation expense (1)	3,905	5,311	2,544
Severance expense (2)	2,243	8,969	—
Transaction expenses (3)	2,554	17,387	440
(Gain) loss on sale of property, plant and equipment	10,376	(1,173)	—
Maintenance capital expenditures	(21,553)	(19,147)	(12,312)
Discretionary Cash Flow	$103,049	$90,617	$63,044
Growth capital expenditures (4)(5)(6)	(65,115)	(90,390)	(55,671)
Proceeds from sale of property, plant and equipment	14,566	411	—
Free Cash Flow	$52,500	$638	$7,373

(1)For the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, there were $3.9 million, $5.3 million and $2.5 million, respectively, of non-cash adjustments for equity compensation expense.
(2)For the three months ended September 30, 2024 and June 30, 2024 there were $2.2 million and $9.0 million, respectively, of severance expenses related to the CSI Acquisition. There were no such expenses for the three months ended September 30, 2023.
(3)Represents certain costs associated with non-recurring professional services, primarily related to the CSI Acquisition for the three months ended September 30, 2024 and June 30, 2024, and other costs.
(4)For the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, growth capital expenditures include a $0.3 million decrease, a $12.6 million decrease and a $16.4 million increase in accrued capital expenditures, respectively.
(5)For the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, there were $51.7 million, $75.3 million and $52.0 million of new unit growth capital expenditures, respectively.
(6)For the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, growth capital expenditures include a non-cash increase in the sales tax accrual on compression equipment purchases of $1.7 million, $19.8 million and $0.3 million, respectively. These accrual amounts are estimated based on the best-known information as it relates to open audit periods with the state of Texas.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net cash provided by operating activities	$36,878	$121,082	$85,731
Maintenance capital expenditures	(21,553)	(19,147)	(12,312)
Loss on extinguishment of debt	—	—	2,398
Severance expense (1)	2,243	8,969	—
Transaction expenses (2)	2,554	17,387	440
(Gain) loss on sale of property, plant and equipment	10,376	(1,173)	—
Change in operating assets and liabilities	84,479	(32,372)	(9,697)
Other (3)	(11,928)	(4,129)	(3,516)
Discretionary Cash Flow	$103,049	$90,617	$63,044
Growth capital expenditures (4)(5)(6)	(65,115)	(90,390)	(55,671)
Proceeds from sale of property, plant and equipment	14,566	411	—
Free Cash Flow	$52,500	$638	$7,373

(1)For the three months ended September 30, 2024 and June 30, 2024 there were $2.2 million and $9.0 million, respectively, of severance expenses related to the CSI Acquisition. There were no such expenses for the three months ended September 30, 2023.
(2)Represents certain costs associated with non-recurring professional services, primarily related to the CSI Acquisition for the three months ended September 30, 2024 and June 30, 2024, and other costs.
(3)Includes non-cash lease expense, provision for credit losses and inventory reserve.
(4)For the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, growth capital expenditures include a $0.3 million decrease, a $12.6 million decrease and a $16.4 million increase in accrued capital expenditures, respectively.
(5)For the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, there were $51.7 million, $75.3 million and $52.0 million of new unit growth capital expenditures, respectively.
(6)For the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, growth capital expenditures include a non-cash increase in the sales tax accrual on compression equipment purchases of $1.7 million, $19.8 million and $0.3 million, respectively. These accrual amounts are estimated based on the best-known information as it relates to open audit periods with the state of Texas.